EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Company's Registration Statements on Form S-8 (No. 333-31030), Form S-3 (No. 333-36307), Form S-3 (No. 333-40004) and Form S-3 (No. 333-55872) of our report dated April 7, 2000, which appears in the Annual Report on Form 10-KSB of U.S. Energy Systems, Inc. and subsidiaries for the year ended December 31, 2000.



/s/  RICHARD A. EISNER & COMPANY, LLP
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Richard A. Eisner & Company, LLP

New York, New York
March 30, 2001